Exhibit 3.2

AMENDED AND RESTATED
BY-LAWS
OF
ACTIVISION BLIZZARD, INC.

ARTICLE I
OFFICES

1.1.          Registered Office. The registered office of Activision Blizzard, Inc. (the “Corporation”) within the State of Delaware shall be established and maintained at the location of the registered agent of the Corporation. The Corporation was originally organized as Activision Holdings, Inc. and was formerly known as Activision, Inc.

1.2.          Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

2.1.          Place of Stockholders’ Meetings. All meetings of the stockholders of the Corporation shall be held at such place or places, within or without the State of Delaware as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.

2.2.          Date and Hour of Annual Meetings of Stockholders. An annual meeting of stockholders shall be held each year at such place, on such date, and at such time as the Board of Directors shall each year fix.

2.3.          Purposes of Annual Meetings; Election of Directors. At each annual meeting, the stockholders shall elect the members of the Board of Directors for the succeeding year. Directors shall be nominated for election at the annual meeting in accordance with the Sections 3.2, 3.3 and 3.10(c) and shall be elected by stockholders by ballot at the annual meeting, unless they are elected by written consent in lieu of an annual meeting as permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “DGCL”). At any such annual meeting any further proper business may be transacted.

2.4.          Special Meetings of Stockholders. Except as required by law and subject to the rights of the holders of any series of Preferred Stock of the Corporation established pursuant to the provisions of the Certificate of Incorporation, special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the then authorized number of directors. Stockholders of the Corporation are not permitted to call a special meeting or to require that the Board of Directors call a special meeting of stockholders. The business permitted at any special meeting of stockholders shall be limited to the business brought before the meeting by or at the direction of the Board of Directors.

2.5.          Notice of Meetings of Stockholders. Except as otherwise expressly required or permitted by law, not less than ten (10) days nor more than sixty (60) days before the date of every stockholders’ meeting the Secretary shall give to each stockholder of record entitled to vote at such meeting written notice, (i) delivered by hand, (ii) sent by telecopier, provided that a copy is mailed, postage prepaid, (iii) sent by Express Mail, Federal Express or other express delivery service, (iv) sent by telegram, (v) sent by electronic transmission or (vi) the mailing thereof by first-class mail, postage prepaid, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address for notices to such stockholder as it appears on the records of the Corporation.  Notice given by electronic transmission shall be effective as follows: (a) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (b) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder has consented to receive such notice; (c) if by posting on an electronic network together with a separate notice of such posting, upon the later to occur of (1) the posting or (2) the giving of separate notice of the posting; or (d) if by other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder.

2.6.          Quorum of Stockholders.

(a)           Unless otherwise provided by the Certificate of Incorporation or these by-laws, at any meeting of the stockholders, the presence in person or by proxy of the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.

(b)           At any meeting of the stockholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting, other than announcement at the meeting, shall not be required to be given, except as provided in paragraph (d) below and except where expressly required by law.

(c)           At any adjourned session at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

(d)           If an adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.7.          Chairman and Secretary of Meeting. The Chief Executive Officer, or, in his absence, a President, shall preside at meetings of the stockholders. The Secretary or, in his absence, an Assistant Secretary, shall act as secretary of the meeting, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.

2.8.          Voting by Stockholders. Except as may be otherwise provided by the Certificate of Incorporation or these by-laws, at every meeting of the stockholders each stockholder shall be entitled to one (1) vote for each share of stock standing in his name on the books of the Corporation on the record date for the meeting.  Except as otherwise required by law, the Certificate of Incorporation or these by-laws, all elections and questions, including the election of directors, shall be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting.

2.9.          Proxies. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy. Every proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, but need not be dated, sealed, witnessed or acknowledged.

2.10.        Inspectors. The election of directors and any other vote by ballot at any meeting of the stockholders shall be supervised by at least two (2) inspectors. Such inspectors may be appointed by the presiding officer before or at the meeting; or if one or both inspectors so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting.

2.11.        List of Stockholders.

(a)           At least ten (10) days before every meeting of stockholders the Secretary shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

(b)           During ordinary business hours, for a period of at least ten (10) days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting, at the Corporation’s principal place of business.

(c)           The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

(d)           The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 2.11 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

(e)           In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure the information is available only to stockholders.

2.12.        Procedure at Stockholders’ Meetings. Except as otherwise provided by these by-laws or any resolutions adopted by the stockholders or Board of Directors, the order of business and all other matters of procedure at every meeting of stockholders shall be determined by the presiding officer. Following the presentation of any resolution to any meeting of stockholders, the presiding officer may announce that further discussion on such resolution shall be limited. After such persons, or such a lesser number thereof as shall advise the presiding officer of their desire so to speak, shall have spoken on such resolution, the presiding officer may direct a vote on such resolution without further discussion thereon at the meeting.

2.13.        Action By Consent Without Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting (a “Stockholder Action”), may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the Stockholder Action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such Stockholder Action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the Stockholder Action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing; provided, however, that prior to the first occurrence of a Triggering Event, no such Stockholder Action (other than the removal of any Vivendi Designee or an action approved by the majority of the Board of Directors, including a majority of the Independent Directors) shall be effective until the thirtieth (30th) day following delivery of notice of such Stockholder Action to those stockholders who have not consented in writing.

2.14.        Notice of Stockholder Business and Nominations.

(a)           Subject to the rights of holders of any series of Preferred Stock established pursuant to the provisions of the Certificate of Incorporation and the provisions of Article III of these by-laws, nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.14.

(b)           For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to paragraph (a)(iii) of this Section 2.14, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the DGCL, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this Section 2.14(b), such stockholder or beneficial owner must, in the case of a proposal, have delivered prior to the meeting a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered prior to the meeting a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than forty-five (45) or more than seventy-five (75) days prior to the first anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if no proxy materials were mailed by the Corporation in connection with the preceding year’s annual meeting, or if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting or (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

(c)           Notwithstanding anything in the second sentence of Section 2.14(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least fifty-five (55) days prior to the Anniversary, a stockholder’s notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(d)           Subject to the Certificate of Incorporation and Article III of these by-laws, only persons nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.14.  The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these by-laws and, if any proposed nomination or business is not in compliance with these by-laws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(e)           Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.14.  Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by Section 2.14(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

(f)            For purposes of this Section 2.14, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(g)           Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.14.  Nothing in this Section 2.14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.15.        English Language. All annual and special meetings of stockholders will be conducted in the English language and all notices, consents, proxies, documents and other materials provided to stockholders shall be written in English; provided that nothing herein shall preclude the Corporation from also providing or making available to stockholders copies of any such documents or materials translated into a foreign language; provided further in the event there are any discrepancies between the English and foreign language version of any notice, consent, proxy, document or any other material, the English version of such document shall prevail.

ARTICLE III
DIRECTORS

3.1.          Powers of Directors. The property, business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all the powers of the Corporation except such as are by the law of the State of Delaware or the Certificate of Incorporation or these by-laws required to be exercised or done by the stockholders.

3.2.          Number; Composition of Board; Terms of Office.

(a)           Subject to the other provisions of these by-laws, the Board of Directors shall consist of eleven (11) members.

(b)           Prior to the first occurrence of a Triggering Event, the Board of Directors shall consist of six (6) Vivendi Designees, two (2) Executive Directors and three (3) Independent Directors; provided that if, at any time while the Corporation’s equity securities are traded on The Nasdaq Stock Market Inc. or are listed on any United States stock exchange, applicable law or the rules of The Nasdaq Stock Market Inc. (or such other applicable exchange) require a greater number of Independent Directors, then the number of directors shall be increased to add the number of additional required Independent Directors and a number of additional Vivendi Designees such that, after such increase, at least a majority of the directors shall be Vivendi Designees.

(c)           The directors of the Corporation shall be nominated as provided in these by-laws, each director shall hold office until his successor is duly elected or appointed and qualified or until the earlier of his death, resignation or removal in accordance with the Certificate of Incorporation and these by-laws. Directors need not be stockholders.

3.3.          The Vivendi Stockholder’s Right to Proportional Representation.

(a)           Following the first occurrence of a Triggering Event, Section 3.2(b) shall be of no further force or effect and this Section 3.3(a) shall instead apply.  At all times after the first occurrence of a Triggering Event and prior to the first occurrence of a Termination Event, (i) the Board of Directors shall include a number of Vivendi Designees that is proportional to Vivendi’s Voting Interest, rounded up to the nearest whole number and (ii) the Vivendi Nominating Committee shall be entitled to nominate individuals for the Vivendi Designees; provided that if, at any time while the Corporation’s equity securities are traded on The Nasdaq Stock Market Inc. or are listed on any United States stock exchange, applicable law or the rules of the Nasdaq Stock Market Inc. (or such other applicable exchange) require that a majority of the Corporation’s Board of Directors be “independent” as defined by such law, rule or regulation, then (x) the number of directors shall be increased to add the number of additional independent directors to satisfy such law, rule or regulation, and (y) such vacancies shall be filled by individuals nominated by the Vivendi Designees and appointed by the affirmative vote of a majority of the directors then in office.  If the number of Vivendi Designees is required to be reduced under this Section 3.3(a) following the first occurrence of a Triggering Event, Vivendi shall cause such number of Vivendi Designees to resign promptly such that the number of Vivendi Designees following such resignation(s) is in compliance with such requirement and the replacement(s) for such resigning Vivendi Designee(s) (and their successors) shall be appointed by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum.

(b)           For purposes of these by-laws, the following terms shall have the following meanings:

“Affiliate” has the meaning set forth in rule 12b-2 under the Securities Exchange Act of 1934, as amended.

“Blizzard” means Blizzard Entertainment, Inc., a Delaware corporation.

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of December 1, 2007, by and among Vivendi S.A., VGAC LLC, Vivendi Games, Inc., the Corporation and Sego Merger Corporation, as the same may be amended from time to time.

“Controlled Affiliate” of a person shall mean an Affiliate controlled, directly or indirectly, by such person.

“Executive Director” means the two (2) initial directors designated as “Executive Directors” on Exhibit C to the Business Combination Agreement and their successors who are then serving as executive officers of the Corporation and are nominated by the Executive Nominating Committee pursuant to these by-laws and elected by the stockholders of the Corporation or appointed by the Executive Nominating Committee pursuant to Section 3.4(b).

“Independent Director” means the three directors (other than the Executive Directors) designated as “Independent Directors” on Exhibit C to the Business Combination Agreement, their successors as nominated by the Independent Nominating Committee pursuant to these by-laws and elected by the stockholders of the Corporation or appointed by the Independent Nominating Committee pursuant to Section 3.4(b) and any other person nominated by the stockholders of the Corporation in accordance with these by-laws and elected by the stockholders of the Corporation; provided that each such person must qualify as an “Independent Director”, as such term is defined in Rule 4200(15) (or any successor rule) of the rules promulgated by The Nasdaq Stock Market, Inc. which apply to issuers whose common stock is listed on the Nasdaq Global Market.

“Termination Event” means Vivendi’s Voting Interest falling and remaining below 10% for ninety (90) consecutive days.

“Triggering Event” means Vivendi’s Voting Interest falling and remaining below 50% for ninety (90) consecutive days.

“Stockholder Designees” means the Vivendi Designees that are not employees of the Corporation or any of its subsidiaries.

“Vivendi” means Vivendi S.A.

“Vivendi Designee” means the six (6) initial directors designated as “Vivendi Designees” on Exhibit H to the Business Combination Agreement, their successors as nominated by the Vivendi Nominating Committee pursuant to these by-laws and elected by the stockholders of the Corporation or appointed by the Vivendi Nominating Committee pursuant to Section 3.4(b) and any other person nominated by the Vivendi Stockholder pursuant to these by-laws and elected by the stockholders of the Corporation.

“Vivendi Stockholder” means Vivendi or the Controlled Affiliate of Vivendi that holds a majority of Vivendi’s Voting Interest.

“Vivendi’s Voting Interest” means the percentage of the outstanding common stock of the Corporation owned of record by Vivendi and its Controlled Affiliates.

3.4.          Resignation; Vacancies on Board of Directors; Removal.

(a)           Resignations. Any director may resign his office at any time by delivering his resignation in writing to the Chief Executive Officer or the Secretary. It will take effect at the time specified therein or, if no time is specified, it will be effective at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(b)           Vacancies. Subject to Sections 3.2 and 3.3, any vacancy on the Board of Directors, howsoever resulting, including through an increase in the number of directors, shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director; provided, however, that (i) prior to the first occurrence of a Termination Event, (A) a vacancy created by the resignation, death or removal of a Vivendi Designee may only be filled through the affirmative vote of a majority of directors on the Vivendi Nominating Committee and (B) a vacancy created by the resignation, death or removal of an Independent Director may only be filled by the affirmative vote of a majority of directors on the Independent Nominating Committee, and (ii) prior to the first occurrence of a Triggering Event, subject to Section 3.12(b), a vacancy created by the resignation, death or removal of an Executive Director may only be filled through the unanimous vote of the directors on the Executive Nominating Committee.  Any director elected to fill a vacancy shall hold office for the same remaining term as that of his or her predecessor, or if such director was elected as a result of an increase in the number of directors, then until the next annual meeting of stockholders.

(c)           Removal. Any director may be removed with or without cause at any time by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of stock of the Corporation, given at a special meeting of the stockholders called for that purpose.

3.5.          Meetings of the Board of Directors.

(a)           The Board of Directors may hold their meetings, both regular and special, either within or without the State of Delaware.

(b)           Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by resolution of the Board of Directors. No notice of such regular meetings shall be required. If the date designated for any regular meeting be a legal holiday, then the meeting shall be held on the next day which is not a legal holiday.

(c)           The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of the stockholders for the election of officers and the transaction of such other business as may come before it. If such meeting is held at the place of the stockholders’ meeting, no notice thereof shall be required.

(d)           Special meetings of the Board of Directors shall be held whenever called by direction of the Chief Executive Officer or at the written request of any one director.

(e)           The Secretary shall give notice to each director of any special meeting of the Board of Directors by written notice, (i) delivered by hand, (ii) sent by telecopier, provided that a copy is mailed, postage prepaid, (iii) sent by Express Mail, Federal Express or other express delivery service, (iv) sent by telegram or (v) the mailing thereof by first-class mail, postage prepaid, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the director at his address for notices to such director as it appears on the records of the Corporation.  Notice given by electronic transmission shall be effective as follows: (a) if by facsimile, when faxed to a number where the director has consented to receive notice; (b) if by electronic mail, when mailed electronically to an electronic mail address at which the director has consented to receive such notice; (c) if by posting on an electronic network together with a separate notice of such posting, upon the later to occur of (1) the posting or (2) the giving of separate notice of the posting; or (d) if by other form of electronic communication, when directed to the director in the manner consented to by the director. Notice provided by mailing shall be mailed least three (3) days before the meeting and notice by hand delivery, telegraphing, telexing, or other electronic transmission shall be given not later than twenty four (24) hours before the meeting; provided, however, that the three (3) day and twenty four (24) hour notice periods set forth above shall be increased to seven (7) days and five (5) days, respectively, with respect to any special meeting held outside of the United States. Unless required by law, such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need be given. No notice to or waiver by any director shall be required with respect to any meeting at which the director is present.

3.6.          Quorum and Action.

(a)           Unless provided otherwise by law, a quorum for any meeting of the Board of Directors, whether regular or special, shall require the presence, in person, of a number of directors equal to (i) except as otherwise provided in Section 3.6(b) below, for each meeting held prior to the first occurrence of a Triggering Event, a number of directors equal to a majority of the total number of directors plus one (1), and (ii) for each meeting held after the date on which the first occurrence of a Triggering Event has occurred, a majority of the total number of directors. If there shall be less than a quorum at any meeting of the Board of Directors as determined under this Section 3.6, a majority of those present may adjourn the meeting from time to time.

(b)           Prior to the first occurrence of a Triggering Event, if a quorum is not obtained at a duly called and noticed meeting of the Board of Directors (whether regular or special) solely because none of the Executive Directors or Independent Directors was present at such meeting, then, subject to the proviso to this sentence, for purposes of the next duly called and noticed meeting of the Board of Directors (whether regular or special), a quorum for such meeting shall require the presence, in person, of a number of directors equal to a majority of the total number of directors; provided, however, that this Section 3.6(b) shall apply only if the matters to be considered at such meeting are the matters duly noticed for the prior meeting, otherwise the quorum required shall be that set forth in Section 3.6(a).

(c)           Subject to Section 3.12 of these by-laws, (i) prior to the first occurrence of a Triggering Event, the vote of a majority of the votes present or otherwise able to be cast (giving effect to the voting rights of the Stockholder Designees set forth in the Certificate of Incorporation) at any meeting which a quorum is present shall be necessary to constitute the act of the Board of Directors and (ii) following the first occurrence of a Triggering Event, the vote of a majority of the directors present at any meeting at which a quorum is present shall be necessary to constitute the act of the Board of Directors.

3.7.          Presiding Officer and Secretary of Meeting. The Chairman of the Board of Directors, or, in his absence, a member of the Board of Directors selected by the members present, shall preside at meetings of the Board of Directors. The Secretary shall act as secretary of the meeting, but in his absence, the presiding officer may appoint a secretary of the meeting.

3.8.          Action by Consent Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee designated by the Board of Directors, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board of Directors or any committee designated by the Board of Directors.

3.9.          Action by Telephonic Conference. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

3.10.        Committees.

(a)           The Board of Directors shall designate (i) an Audit Committee, (ii) a Compensation Committee, (iii) a Nominating and Corporate Governance Committee, and (iv) subject to Section 3.12, one or more other committees as the Board of Directors may by resolution or resolutions designate.  Subject to the provisions of Sections 3.10(c), (d) and (e), each committee shall consist of one (1) or more of the directors of the Corporation who shall be appointed by the affirmative vote of a majority of the Board of Directors.  No action by any such committee shall be valid unless taken at a meeting for which adequate notice has been given or duly waived by the members of such committee.

(b)           Any committee of the Board of Directors, to the extent provided in the resolution or resolutions of the Board of Directors, or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power of authority in reference to (i) amending the Certificate of Incorporation or adopting, amending or repealing any by-law of the Corporation, (ii) adopting or approving, or recommending to the stockholders of the Corporation, any action or matter expressly required by the DGCL to be submitted to the stockholders for approval, and (iii) unless the resolution, these by-laws, or the Certificate of Incorporation expressly so provide, declare a dividend or to authorize the issuance of stock, and, provided, further, that no such committee shall have the power or authority to approve any action described in Section 3.12 of these by-laws.  Special meetings of any committee shall be held whenever called by direction of the chairman of such committee or at the written request of any one member of such committee.

(c)           As provided in this Section 3.10(c), during the time periods described this Section 3.10(c), the Board of Directors shall establish and maintain three (3) subcommittees of the Nominating and Corporate Governance Committee (collectively, the “Special Nominating Committees”), which shall be designated as the “Vivendi Nominating Committee,” the

“Independent Nominating Committee” and the “Executive Nominating Committee,” each of which shall have the power and authority of the Board of Directors with respect to the matters described herein.  The Vivendi Nominating Committee shall be maintained until the first occurrence of a Termination Event and shall be comprised solely of Vivendi Designees.  The Independent Nominating Committee shall be maintained until the first occurrence of a Termination Event and shall be comprised solely of Independent Directors.  The Executive Nominating Committee shall be maintained until the first occurrence of a Triggering Event and shall be comprised of two (2) Vivendi Designees and two (2) Independent Directors.

(d)           With respect to each committee of the Board of Directors (other than the Special Nominating Committees, the Audit Committee, any special committee exempted from this Section 3.10(d) by the Board of Directors, or a committee comprised solely of Independent Directors that may be constituted from time to time by the Board of Directors (collectively, “Exempt Committees”)) (i) at all times prior to the first occurrence of a Triggering Event, (A) a majority of the directors appointed to such committee shall be Vivendi Designees and (B) such committee shall include at least one (1) Independent Director and (ii) at all times following the first occurrence of a Triggering Event and prior to the first occurrence of a Termination Event, such committee shall include at least a number of Vivendi Designees that is proportional to Vivendi’s Voting Interest, rounded up to the nearest whole number.  Independent Directors and Vivendi Designees serving on any committee may designate as his or her alternate to such committee, for one or more meetings of such committee, another Independent Director or Vivendi Designee, as applicable.  Prior to the first occurrence of a Triggering Event, the chairman of each of the Nominating and Corporate Governance Committee, the Compensation Committee and the Executive Nominating Committee shall be a Vivendi Designee.

(e)           The Audit Committee shall at all times be comprised solely of Independent Directors.

(f)            A quorum for any meeting of any committee of the Board of Directors, whether regular or special, shall require the presence, in person, of a majority of the total number of directors appointed to such committee; provided that, prior to the first occurrence of a Triggering Event, with respect to each meeting of any committee (other than an Exempt Committee), the number of directors specified in Section 5.1(b) of the Certificate of Incorporation of the Corporation shall be required for a quorum.  If there shall be less than a quorum at any meeting of a committee of the Board of Directors as determined under this Section 3.10(f), a majority of those present may adjourn the meeting from time to time.  Except as otherwise provided in Section 3.4(b), the vote of a majority of the votes present or otherwise able to be cast (giving effect to the voting rights of the Stockholder Designees set forth in the Certificate of Incorporation) at any committee meeting at which a quorum is present shall be necessary to constitute the act of the Board of Directors.  Following the first occurrence of a Triggering Event, the vote of a majority of the directors present at any committee meeting at which a quorum is present shall be necessary to constitute the act of the Board of Directors.

3.11.        Compensation of Directors. Directors (other than Affiliate Directors) shall receive such reasonable compensation for their service on the Board of Directors or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board of Directors may from time to time determine; provided that

(i) such compensation shall not be less than as was provided prior to the date of these by-laws, (ii) Affiliate Directors shall be reimbursed for their expenses incurred in connection with their service on the Board of Directors or any committees thereof and (iii) to the extent that there exists any requirement or policy of the Corporation or under applicable law that directors of the Corporation own shares of the Corporation’s common stock, then each of the Vivendi Designees then serving on the Board of Directors shall be entitled to receive, as compensation for their services, the same amount of compensation as is paid to Independent Directors, which shall be payable solely in shares of the Corporation’s common stock, until such time as such Vivendi Designee holds the required number of shares of the Corporation’s common stock.  For purposes hereof, “Affiliate Directors” means any director who is an employee of any of the Corporation or any of its Subsidiaries or Vivendi or any of its Controlled Affiliates.  Nothing herein contained shall be construed to preclude any director from serving in any other capacity and receiving compensation therefor.

3.12.        Approval of Certain Matters.

(a)           Prior to the fifth anniversary of the Closing Date (as defined in the Business Combination Agreement), the approval of any of the following matters shall require, in addition to any approval required by law, (1) the affirmative vote of a majority of the votes present or otherwise able to be cast at a meeting of the Board of Directors (giving effect to the voting rights of the Stockholder Designees set for in the Certificate of Incorporation) and (2) the affirmative vote of at least a majority of the Independent Directors:

(i)            the declaration and payment of any dividend in respect to the capital stock of the Corporation; provided that, after the first anniversary of the Closing Date, the requirements of this Section 3.12 shall not apply to any dividend if, as of the record date of such dividend, the Corporation’s Pro Forma Net Debt Amount does not exceed $400 million;

(ii)           changing the Corporation’s state of incorporation, other than in connection with any merger, business combination or similar transaction that is otherwise approved in accordance with the terms of the Certificate of Incorporation and these by-laws;

(iii)          any transaction or agreement between the Corporation or any of its Subsidiaries, on the one hand, and Vivendi or any of its Controlled Affiliates, on the other hand, including any merger, business combination or similar transaction involving such parties;

(iv)          waiver of the provisions of Section 203 of the DGCL with respect to any transaction involving Vivendi or any of its Controlled Affiliates;

(v)           any change in the name of the Corporation, other than in connection with any merger, business combination or similar transaction that is otherwise approved in accordance with the terms of the Certificate of Incorporation and these by-laws;

(vi)          any relocation of the Corporation’s headquarters or principal offices to any location not in the Los Angeles, California area;

(vii)         the creation of any committee of the Board of Directors, other than those expressly described in Section 3.10, or the exception of such committee from the application of Section 3.10(d);

(viii)        prior to the first occurrence of a Triggering Event, any increase in the size of the Board of Directors, except as otherwise required pursuant to Section 3.2(b) or Section 3.3(a);

(ix)           the appointment or election of the Chief Financial Officer of the Corporation; or

(x)            any amendment to the provisions of this Section 3.12 or Section 4.3 of these by-laws.

As used herein, “Pro Forma Net Debt” means, with respect to any contemplated dividend by the Board of Directors, the excess, if any, of (A) the aggregate outstanding principal amount of indebtedness for money borrowed of the Corporation and its consolidated subsidiaries as of the date of the record date of such dividend, after giving pro forma effect to the incurrence of any indebtedness in connection with the payment of such dividend over (B) the aggregate amount of cash, cash equivalents and short-term investments of the Corporation and its consolidated subsidiaries as of the record date of such dividend, after giving pro forma effect to the payment of such dividend.

(b)           Prior to July 9, 2011, the approval of any of the following matters shall require (1) the affirmative vote of a majority of the votes present or otherwise able to be cast (giving effect to the voting rights of the Stockholder Designees set forth in the Certificate of Incorporation to the extent such rights are in effect) and (2) the affirmative vote of at least a majority of the Independent Directors:

(i)            the termination, with or without cause, of the Chief Executive Officer; or

(ii)           in the event the Chief Executive Officer resigns for “good reason” (as defined in the Chief Executive Officer’s employment agreement with the Corporation), the appointment or election of a new Chief Executive Officer.

(c)           Unless Vivendi’s Voting Interest equals or exceeds 90%, the approval of any action that is designed to, or would have the immediate effect of, causing the Corporation to no longer satisfy the listing requirements of The Nasdaq Global Market, as then in effect, shall require (1) the affirmative vote of a majority of the votes present or otherwise able to be cast (giving effect to the voting rights of the Stockholder Designees set forth in the Certificate of Incorporation to the extent such rights are in effect) and (2) the affirmative vote of at least a majority of the Independent Directors; provided, however, this Section 3.12(c) shall not apply to (i) any action pursuant to which or after which (giving effect to all actions to be taken at the same time) the Corporation’s common stock will be listed on another national securities exchange, (ii) any action subject to one or more of the other subsections of this Section 3.12 that has been approved by the Board of Directors as required herein, or (iii) any action that, pursuant to the DGCL or the Certificate of Incorporation, would require the approval of the stockholders of the Corporation.

3.13.        English Language. All meetings of the Board of Directors and the committees thereof, whether regular or special, will be conducted in the English language and all notices, consents, documents and other materials provided to the directors shall be written in English; provided that nothing herein shall preclude the Corporation from also providing or making available to directors copies of any such documents or materials translated into a foreign language; provided further in the event there is any discrepancies between the English and foreign language version of any notice, consent, proxy, document or any other material, the English version of such document shall prevail.

ARTICLE IV
OFFICERS

4.1.          Officers, Title, Elections, Terms.

(a)           The elected officers of the Corporation shall be a Chief Executive Officer, a Chief Financial Officer, and a Secretary, each of whom (subject to Section 3.12) shall be elected by the Board of Directors at its annual meeting following the annual meeting of the stockholders, to serve at the pleasure of the Board of Directors or otherwise as shall be specified by the Board of Directors at the time of such election and until their successors are elected and qualify.

(b)           The Board of Directors may elect or appoint at any time, and from time to time, additional officers or agents, including without limitation, one or more Presidents, a Treasurer, a Chairman of the Board of Directors, one or more Vice Chairmen and one or more Vice Presidents, with such duties as the Board of Directors may deem necessary or desirable. Such additional officers shall serve at the pleasure of the Board of Directors or otherwise as shall be specified by the Board of Directors at the time of such election or appointment. Two or more offices may be held by the same person.

(c)           Subject to Section 3.12, any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

(d)           Any officer may resign his office at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(e)           Except as otherwise provided in Section 4.3, the salaries of all officers of the Corporation shall be fixed by the Board of Directors.

4.2.          Removal of Elected Officers. Subject to Section 3.12, any elected officer may be removed at any time, either with or without cause, by resolution adopted at any regular or special meeting of the Board of Directors by a majority of the directors then in office.

4.3.          Chief Executive Officer.

(a)           The Chief Executive Officer of the Corporation shall exercise such duties as customarily pertain to the office of Chief Executive Officer, and shall have general and active management of the property, business and affairs of the Corporation, subject to the supervision and control of the Board of Directors.  He or she shall perform such other duties as prescribed from time to time by the Board of Directors or these by-laws.

(b)           Without in any way limiting the generality of the foregoing, subject to Section 4.3(c) below, the Chief Executive Officer shall have the authority to:

(i)            (A) prepare and draft the Corporation’s annual strategic, financial and operating plans (collectively, “Annual Plans”), (B) implement Annual Plans that have been approved by the Board of Directors (“Approved Plans”) and (C) make modifications to Approved Plans to the extent consistent with the Chief Executive Officer’s authority as provided herein;

(ii)           coordinate and manage operational and reporting issues with respect to the Corporation;

(iii)          cause the Corporation to take any actions related to the expansion or contraction of the Corporation’s businesses and/or business units, including restructuring, realigning, divesting or investing in any lines of business and/or business units; provided that, in each case, the Chief Executive Officer has provided the Board of Directors with a reasonable analysis of and explanation for such actions prior to taking such actions;

(iv)          make decisions with respect to the approval or disapproval (e.g., “greenlighting” or “redlighting”) of the Corporation’s products and product lines;

(v)           hire and fire employees of the Corporation (including the Chief Financial Officer, subject to approval by the Board of Directors as set forth in Section 3.12(a)(ix)) and determine their compensation; and

(vi)          coordinate and manage the Corporation’s investor relations activities.

(c)           Notwithstanding the provisions of Section 4.3(a) or (b), (1) on an annual basis, the Chief Executive Officer shall prepare and submit Annual Plans for the review and approval of the Board of Directors and (2) without the prior approval of the Board of Directors, the Chief Executive Officer shall not:

(i)            approve Annual Plans or implement any Annual Plans (other than Approved Plans); provided that, if the Board of Directors fails to approve any Annual Plan for any fiscal year, then during such fiscal year, unless and until such Annual Plan(s) are approved by the Board of Directors, the Chief Executive Officer shall have the authority to operate the businesses of the Corporation in a manner consistent with the Approved Plans for the prior fiscal year as if such Annual Plans were operative for the current fiscal year (subject to the terms of these by-laws);

(ii)           (A) take any actions relating to the restructuring, realigning or divesting of the Blizzard business are not consistent with the Approved Plans then in effect or (B) make decisions with respect to the approval or disapproval (e.g., “greenlighting” or “redlighting”) of Blizzard’s products and product lines;

(iii)          cause the Corporation or any of its subsidiaries to enter into any agreement with respect to any investment, acquisition, asset sale, incurrence of indebtedness for borrowed money, guarantee or any other agreement (including licenses and leases), in each case, that provides for payments by or to the Corporation or such subsidiary in excess of $30 million (other than to the extent contemplated by the Approved Plans then in effect);

(iv)          cause the Corporation to issue any equity securities or instruments or securities convertible, exchangeable or exercisable for equity securities, including stock options, restricted stock grants and similar securities; or

(v)           determine or change the compensation levels of (A) any person whose compensation is subject to the authority of the Compensation Committee as provided in such committee’s charter as then in effect or (B) any employee of the Corporation whose annual compensation (excluding equity-based compensation) exceeds (or is proposed to exceed) $2 million per year.

4.4.          Duties.  Except as otherwise provided in Section 4.3 above, the officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

ARTICLE V
CAPITAL STOCK

5.1.          Stock Certificates.

(a)           Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him.

(b)           If such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles, and, if permitted by law, any other signature may be a facsimile.

(c)           In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

(d)           Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. They shall be numbered and registered in the order in which they are issued.

(e)           All certificates surrendered to the Corporation shall be cancelled with the date of cancellation, and shall be retained by the Secretary, together with the powers of attorney to transfer and the assignments of the shares represented by such certificates, for such period of time as shall be prescribed from time to time by resolution of the Board of Directors.

(f)            Notwithstanding the other provisions of this Section 5.1, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation may be uncertificated.

5.2.          Record Ownership. A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation’s books. The Corporation shall be entitled to treat the holder of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

5.3.          Transfer of Record Ownership. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

5.4.          Lost, Stolen or Destroyed Certificates. Certificates representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors from time to time may authorize.

5.5.          Transfer Agent; Registrar; Rules Respecting Certificates.  The Corporation may maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation may also maintain one or more registry offices where such stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

5.6.          Fixing Record Date for Determination of Stockholders of Record. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the stockholders for the purpose of any other lawful action. Such record date in any case shall be not more than sixty days nor less than ten days before the date of a meeting of the stockholders, nor more than sixty days prior to any other action requiring such determination of the stockholders. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.7.          Dividends.  Subject to the provisions of the Certificate of Incorporation and Section 3.12 of these by-laws, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

ARTICLE VI
SECURITIES HELD BY THE CORPORATION

6.1.          Voting. Unless the Board of Directors shall otherwise order, the Chief Executive Officer, any President and any Vice President, the Secretary or the Treasurer shall have full power and authority, on behalf of the Corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors from time to time may confer like powers upon any other person or persons.

6.2.          General Authorization to Transfer Securities Held by the Corporation.

(a)           Any of the following officers, to wit: the Chief Executive Officer, any President, any Vice President and the Treasurer shall be, and they hereby are, authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidence of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver, under the seal of the Corporation, any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

(b)           Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with the foregoing paragraph (a), a certificate of the Secretary of the Corporation in office at the date of such certificate setting forth the provisions of this Section 6.2 and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, then all persons to whom such instrument and annexed certificate shall thereafter come, shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and that with respect to such securities the authority of these provisions of the by-laws and of such officers is still in full force and effect.

ARTICLE VII
INDEMNIFICATION OF DIRECTORS AND OFFICERS

7.1.          Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding,

whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (herein after an “indemnitee”), where the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 7.3 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

7.2.          Right to Advancement of Expenses.  The right to indemnification conferred in Section 7.1 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, that an indemnitee shall repay, without interest, any amounts actually advanced to such indemnitee that, at the final disposition of the proceeding to which the advances related, were in excess of amounts paid or payable by such indemnitee in respect of expenses relating to, arising out of or resulting from such proceeding; and, provided, further, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

7.3.          Right of Indemnitee to Bring Suit.  The rights to indemnification and to the advancement of expenses conferred in Section 7.1 and Section 7.2, respectively, shall be contract rights.  If a claim under Section 7.1 or Section 7.2 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In any suit brought by (a) the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders)  to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.

7.4.          Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, these by-laws, or any statute, agreement, vote of stockholders or disinterested directors or otherwise.

7.5.          Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

7.6.          Indemnification of Employees and Agents of the Corporation.  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to indemnification and advancement of expenses of directors and officers of the Corporation.

7.7.          Nature of Rights.  The rights conferred upon indemnitees in this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE VIII
MISCELLANEOUS

8.1.          Signatories. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

8.2.          Seal. The seal of the Corporation shall be in such form and shall have such content as the Board of Directors shall from time to time determine.

8.3.          Notice and Waiver of Notice. Whenever any notice of the time, place or purpose of any meeting of the stockholders, directors or a committee of the Board is required to be given under the law of the State of Delaware, the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person or, in the case of any stockholder, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons.

8.4.          Amendment of By-Laws.  The by-laws of the Corporation may be altered, amended or repealed or new by-laws may be made or adopted by the Board of Directors at any regular or special meeting of the Board; provided, however, that Sections 2.3, 2.4, 2.6(a), 2.14, 3.2(b), 3.3, 3.4(b), 3.6, 3.10(c), 3.10(d), 3.10(f), 3.12, 4.3 and Section 8.4 of these by-laws may be altered, amended or repealed only as provided in the Certificate of Incorporation.

8.5.          Fiscal Year. Except as from time to time otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31.